UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2018

OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01    Completion of Acquisition or Disposition of Assets.
On November 19, 2018, Oasis Midstream Partners LP (the “Partnership”) consummated the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”), dated as of November 7, 2018, with OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), and for certain limited purposes set forth therein, Oasis Petroleum Inc., a Delaware corporation (“Oasis Petroleum”). Pursuant to the Contribution Agreement, Oasis Petroleum caused OMS to contribute to OMP Operating, as the Partnership’s designee, (a) an additional 15% limited liability company interest in Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”), and (b) an additional 30% limited liability company interest in Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”), in exchange for consideration of $250 million, consisting of (i) 3,950,000 common units representing limited partner interests in the Partnership (the “Common Units”) and (ii) $171 million in cash (collectively, the “Acquisition”). As a result of the Acquisition, the Partnership now owns 25% of the limited liability company interests of Bobcat DevCo and 70% of the limited liability company interests of Beartooth DevCo.
The Acquisition was evaluated for its fairness and approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board of Directors”). The Conflicts Committee, which is composed entirely of independent directors, retained an independent financial advisor and legal counsel to assist it in evaluating the Acquisition.
OMS Holdings is a wholly owned, direct subsidiary of Oasis Petroleum and the General Partner is an indirect subsidiary of Oasis Petroleum. As a result, certain individuals, including officers and directors of Oasis Petroleum, OMS Holdings and the General Partner, serve as officers and/or directors of more than one of such other entities. Oasis Petroleum owns, through OMS Holdings, 13,750,000 subordinated units representing limited partnership interests of the Partnership and 9,075,000 Common Units, which includes the 3,950,000 Common Units issued in connection with the Acquisition. In addition, the General Partner owns a non-economic general partner interest in the Partnership and all of its incentive distribution rights.
The foregoing description of the Contribution Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K of the Partnership filed on November 8, 2018.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 2.01 regarding the Acquisition is incorporated by reference into this Item 3.02. The issuance of 3,950,000 Common Units to Oasis Petroleum as partial consideration for the Acquisition has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.
Item 7.01    Regulation FD Disclosure.
On November 20, 2018, the Partnership issued a press release announcing the consummation of the transactions contemplated by the Contribution Agreement. The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The Partnership will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The Partnership will file any financial information required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 20, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP

	By:	OMP GP LLC its general partner

Date: November 20, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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